Exhibit 99.2

CONFIDENTIAL DRAFT

For Immediate Release

CONTACT:

Investors/Media:	Investors:
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-6645

Media:
Brian O’Donnell
(484) 216-6726

Endo to Acquire Specialty Pharmaceutical Company Paladin Labs

•	Accelerates Endo’s transformation to leading global specialty healthcare company and creates platform for future growth

•	Paladin Labs’ proven Canadian franchise, robust near-term pipeline and emerging market business complement Endo’s U.S. strengths

•	Combined company expects to grow presence in North America and internationally

•	Stock and cash transaction values Paladin Labs at $77.00 (CAD) per share

•	Expected to be immediately accretive to Endo’s 2014 adjusted EPS

MALVERN, PA and MONTREAL, CANADA – (November 5, 2013) — Endo Health Solutions (NASDAQ: ENDP) (“Endo”) today announced that it has reached a definitive agreement to acquire Paladin Labs Inc. (TSX: PLB) (“Paladin Labs”), a leading Canada-based specialty pharmaceutical company, in a stock and cash transaction valued at approximately $1.6 billion of which approximately 98% will be paid in shares of stock as described below. The acquisition accelerates Endo’s strategic transformation to a leading global specialty healthcare company and creates a platform for future growth in North America and internationally. Pursuant to the acquisition, each of Endo and Paladin Labs will be acquired by a newly-formed Irish holding company (“New Endo”). At $77.00 (CAD) per Paladin Labs share, the transaction represents a 20% premium to Paladin Labs’ share price of $63.91 as of November 4, 2013, and is expected to be immediately accretive to Endo’s 2014 adjusted earnings per share.

“The acquisition of Paladin Labs accelerates Endo’s transformation from an integrated health solutions company to a top tier global specialty healthcare leader,” said Rajiv De Silva, President and CEO of Endo. “Together with our sharpened focus, lean operating model and improved execution within our core businesses, strategic acquisitions will continue to play a key role in maximizing our growth potential and cash flow generation to drive future value for Endo shareholders. Paladin Labs has a proven track record of acquiring and in-licensing innovative new products, and developing international growth platforms. Paladin Labs’ stable and growing cash flows and strong Canadian franchise complement our existing portfolio and further diversify our pharmaceutical product mix and geographic reach. The compelling financial and operational platform we are creating through this combination will leave the new Endo well positioned to continue to offer products that make a difference in the lives of patients while generating superior growth and returns for our shareholders.”

“The transaction with Endo provides Paladin Labs shareholders an attractive current premium for their shares while allowing for ongoing participation in the upside potential of the combined company,” said Jonathan Ross Goodman, Chairman and Founder of Paladin Labs, “We are confident that our 17 years of consecutive record revenues will continue unabated under Endo’s stewardship. With a relentless focus on execution, talented and tenacious people, and a proven strategy, Paladin Labs has become one of Canada’s leading publicly traded pharmaceutical companies.”

Paladin Labs is a specialty pharmaceutical company focused on acquiring or in-licensing innovative pharmaceutical products for the Canadian and world markets. With over 60 marketed drugs, proven sales and marketing capabilities, and strong partnerships with leading global pharmaceutical companies, Paladin Labs has a track record of enhancing the performance of existing and newly acquired products. Key products serve growing drug markets including ADHD, pain, urology and allergy, with a strong pipeline of new product launches over the next 12 months. In addition to its Canadian operations, Paladin Labs owns a controlling stake in Laboratorios Paladin, S.A. de C.V. in Mexico and a 61.5% ownership stake in publicly traded Litha Healthcare Group Limited in South Africa.

Following completion of the transaction, New Endo will be led by Endo’s current management team. Paladin Labs will be a separate operating company under New Endo and will continue to be led by Paladin Labs’ current management team and will maintain its current headquarters location in Montreal. Its Canadian operations will continue under the Paladin Labs name. Operational and tax synergies as a result of the transaction are expected to total at least $75 million of after tax savings on an annual basis. The savings are not expected to materially impact Paladin Labs’ Canadian operations, and it is Endo’s intention to continue to expand Paladin Labs’ presence in the Canadian market.

Transaction Details

Under the terms of the transaction, which has been unanimously approved by the boards of both companies, Paladin Labs shareholders will receive 1.6331 shares of New Endo stock and $1.16 (CAD) in cash, subject to adjustment, for each Paladin Labs share they own upon closing, pursuant to a plan of arrangement under Canadian law. The transaction values each Paladin Labs share at $77.00 (CAD), based on the 5-day volume weighted average share price for Endo and the 5-day average currency exchange rate calculated at close of market on Friday, November 1. Current Endo shareholders will receive one share of New Endo for each share of Endo they own at closing. Upon closing, current Endo shareholders will own approximately 77.5% of the New Endo, and current Paladin Labs shareholders will own approximately 22.5% of the New Endo.

In addition, pursuant to the plan of arrangement, for each Paladin Labs share owned at closing, shareholders of Paladin Labs will also receive one share of Knight Therapeutics Inc. (“Knight Therapeutics”), a newly formed Canadian company that will be separated as part of the transaction. Knight Therapeutics will hold Impavido®, Paladin Labs’ product for the treatment of leishmaniasis.

The cash consideration to be received by Paladin Labs shareholders will be increased if Endo’s volume weighted average share price during an agreed reference period declines more than 7%. Cash compensation will be provided by Endo to Paladin shareholders if the share price declines more than 7% but less than 20%. If Endo’s share price declines between 20% and 24% during the agreed reference period, Endo will provide partial cash compensation to Paladin shareholders. Any decline in Endo’s share price beyond 24% will not be subject to further cash compensation to Paladin shareholders. The maximum amount by which the aggregate cash consideration to be received by Paladin shareholders would be increased by this price protection mechanism is approximately $233 million.

The company does not expect the transaction, as structured, to be taxable to U.S. shareholders of Endo. However, the ultimate tax treatment of the transaction is not certain, could be affected by actions taken by the company and other events, and cannot be determined until the end of the year in which the transaction is completed which Endo expects will be 2014.

Endo remains committed to a disciplined capital allocation process which is focused on growth of the base business, acquisitions and debt pay-down. The Company is continuing to evaluate strategic alternatives for its HealthTronics business and its branded pharmaceutical early stage discovery platform. Endo will continue to review all of its businesses within the context of the company’s strategic direction and capital allocation framework.

While the Paladin acquisition is primarily equity based, Endo will adjust certain parts of its capital structure to complete the transaction. Endo has secured committed financing that will be used to refinance certain elements of the company’s existing indebtedness and the early repurchase of its convertible notes due April 2015. The repurchase of the convertible notes would be subject to market conditions. The changes to the capital structure related to the transaction are not expected to have a material impact on the overall leverage profile of Endo.

Approvals

The transaction is expected to close in the first half of 2014, subject to certain conditions and approvals, including regulatory approvals in the U.S., Canada and South Africa, the approval of both companies’ shareholders, the approval of the Superior Court of Quebec, the registration and listing of New Endo shares and customary closing conditions. Shareholders representing approximately 34% of Paladin Labs outstanding shares have agreed to vote in favor of the transaction. These shareholders have the right to terminate this voting agreement if Endo’s volume weighted average share price declines more than 24% during an agreed reference period. Shares of New Endo are expected to trade on NASDAQ.

Deutsche Bank Securities Inc., Skadden Arps, Torys LLP and KPMG acted as advisors to Endo. Deutsche Bank and RBC Capital Markets have agreed to provide committed financing to Endo as part of this transaction. Houlihan Lokey Financial Advisors, Inc. also acted as an advisor to Endo. Credit Suisse, Davies Ward Phillips & Vineberg LLP, and EY acted as Advisors to Paladin Labs.

Conference Call

Endo will conduct a conference call with financial analysts to discuss this news release today at 8:00 a.m. ET. Investors and other interested parties may call 866-515-2911 (domestic) or +1 617-399-5125 (international) and enter passcode 70911744. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from November 5, 2013 at 10:30 a.m. ET until 11:59 p.m. ET on November 19, 2013 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 53605349.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on November 19, 2013. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

About Endo:

Endo Health Solutions Inc. is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services, each providing quality products to our customers while improving the lives of patients. Through our operating companies – AMS, Endo Pharmaceuticals, HealthTronics and Qualitest – Endo is dedicated to finding solutions for the unmet needs of patients. Learn more at www.endo.com.

About Paladin Labs:

Paladin Labs Inc., headquartered in Montreal, Canada, is a specialty pharmaceutical company focused on acquiring or in-licensing innovative pharmaceutical products for the Canadian and world markets. With this strategy, a focused national sales team and proven marketing expertise, Paladin Labs has evolved into one of Canada’s leading specialty pharmaceutical companies. Paladin Lab’s shares trade on the Toronto Stock Exchange under the symbol PLB. For more information about Paladin Labs, please visit the Company’s web site at www.paladin-labs.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

New Endo will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include the Joint Proxy Statement/Circular of Endo and Paladin Labs. Endo and Paladin Labs plan to mail their respective shareholders the Joint Proxy Statement/Circular in connection with the transactions. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/CIRCULAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ENDO, PALADIN LABS, THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed with the SEC by Endo through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed by Paladin Labs on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at http://www.sedar.com. In addition, investors and shareholders will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed by Endo with the SEC by contacting Endo’s Corporate Secretary at 484-216-0000, and will be able to obtain free copies of the Joint Proxy Statement/Circular and other documents filed by Paladin Labs on the SEDAR website by contacting Samira Sakhia at 514-669-5367.

Participants in the Solicitation

Paladin Labs and Endo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of Paladin Labs and Endo in respect of the transactions contemplated by the Joint Proxy Statement/Circular. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Paladin Labs and Endo in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement/Circular when it is filed with the SEC. Information regarding Paladin Labs’ directors and executive officers is contained in Paladin Labs’ Annual Report for the year ended December 31, 2012, filed on the SEDAR website. Information regarding Endo’s directors and executive officers is contained in Endo’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. These forward-looking statements may include, without limitation, statements regarding the completion of the proposed transaction and other statements that are not historical facts. Although Endo and Paladin Labs each believe its forward-looking statements are reasonable, they are subject to important risks and uncertainties. Those include, without limitation, the failure to receive, on a timely basis or otherwise, the required approvals by Endo and Paladin Labs shareholders, the

Superior Court of Québec and applicable government and regulatory authorities, the terms of those approvals, the risk that a condition to closing contemplated by the arrangement agreement may not be satisfied or waived, the inability to realize expected synergies or cost savings or difficulties related to the integration of Endo and Paladin Labs operations, the ability of the combined company to retain and hired key personnel and maintain relationships with customers, suppliers or other business partners, or other adverse events, changes in applicable laws or regulations, competition from other pharmaceutical companies, and other risks disclosed in Endo and Paladin Labs’ public filings, any or all of which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. As a result of these risks and uncertainties, the proposed transaction could be modified, restructured or not be completed, and actual results and events may differ materially from the results and events contemplated in these forward-looking statements and from historical results. Neither Endo nor Paladin Labs assumes any obligation to publicly update any forward-looking statements, except as may be required under applicable securities laws, or to comment on expectations of, or statements made by the other party or third parties in respect of the proposed transaction. These forward-looking statements are not guarantees of future performance, given that they involve risks and uncertainties. Investors should not assume that any lack of update to previously issued forward-looking statement constitutes a reaffirmation of that statement. Continued reliance on forward-looking statements is at investors’ own risk.

For more information regarding these and other risks and uncertainties that Endo may face, see the section entitled “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the SEC and as otherwise enumerated herein or therein.

For more information regarding these and other risks and uncertainties that Paladin Labs may face, see the section entitled “Risks Related to Paladin Labs’ Business” in Paladin Labs’ Information Form for the year ended December 31, 2012 and the sections in Paladin Labs’ Management’s Discussion and analysis entitled “Concentration of Credit Risk and Major Customers,” “Liquidity Risk,” “Foreign Exchange Risk,” “Interest Rate Risk,” and “Equity Price Risk” contained in Paladin’s Annual Report for the year ended December 31, 2012 filed on the SEDAR website.

###